UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

DUOS TECHNOLOGIES GROUP, INC.
(Exact name of registrant as specified in its charter)

Florida	65-0493217
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6622 Southpoint Drive S., Suite 310 Jacksonville, Florida	32216
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value	The Nasdaq Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this Form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-235455

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of the Registrant's Securities to be Registered.

The description of the common stock, par value $0.001 per share, of Duos Technologies Group, Inc. (the “Registrant”), under the section captioned “Description of Capital Stock” in the prospectus included in the Registrant’s registration statement on Form S-1 (File No. 333-235455) (the “Registration Statement”), initially filed with the Securities and Exchange Commission on December 11, 2019, as subsequently amended by any amendments to such Registration Statement and by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such Registration Statement, is incorporated herein by reference.

Item 2.	Exhibits.

In accordance with the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:	February 12, 2020

DUOS TECHNOLOGIES GROUP, INC.

By:	/s/ Gianni B. Arcaini
Name: Gianni B. Arcaini
Title: Chief Executive Officer